Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

To,

Atlas Critical Minerals Corporation (ATCX)

USA

We consent to the inclusion of our audit report dated February 20, 2026, on the financial statements of Atlas Critical Mineral Corporation ATCX (the “Company”) of an Independent Registered Public Accounting Firm in this annual report of ATCX on Form 20 - F, as issued for CY 2025 and the references to our firm in this regard in Form 20 - F so being filed by the company.

/s/Pipara & Co LLP

For, Pipara & Co LLP (6841)

Place: Mumbai, India

Date: February 20, 2026

New York Office: 1270, Ave of Americas, Rockfeller Center, FL7, New York – 10020, USA	Corporate Office: “Pipara Corporate House” Near Bandhan Bank Ltd., Netaji Marg, Law Garden, Ahmedabad - 380006	Mumbai Office: #3, 13th floor, Tradelink, ‘E’ Wing, A - Block, Kamala Mills, Senapati Bapat Marg, Lower Parel, Mumbai - 400013	Delhi Office: 1602, Ambadeep Building, KG Marg, Connaught Place New Delhi- 110001	Contact: T: +1 (646) 387 - 2034 F: 91 79 40 370376 E: usa@pipara.com naman@pipara.com